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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
      (Date of earliest event reported) January 19, 2000 (January 4, 2000)
                                        ----------------------------------


                                 E.piphany, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                                               77-0443392
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(State or other jurisdiction           (Commission             (IRS Employer
    of incorporation)                  File Number)          Identification No.)


        1900 South Norfolk Street, Suite 310, San Mateo, California 94403
        -----------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (650) 356-3800
                                                           --------------


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On November 15, 1999, the Company entered into an Agreement and Plan of Merger and Reorganization, dated as of November 15, 1999 (the "Reorganization Agreement"), by and among E.piphany, Inc., a Delaware Corporation ("Parent"), Yosemite Acquisition Corporation, a Delaware Corporation and a wholly owned subsidiary of Parent ("Sub") and RightPoint Software, Inc., a Delaware Corporation (the "Company"). The closing of the Merger took place on January 4, 2000 and the Merger was consummated by the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. The description contained in this Item 2 of the transactions contemplated by the Reorganization Agreement is qualified in its entirety by reference to the full text of the Reorganization Agreement, a copy of which is attached hereto as Exhibit 2.1.

     The Reorganization Agreement contemplated that, subject to the satisfaction of certain conditions set forth therein, including without limitation the approval and adoption of the Reorganization Agreement by the requisite vote of the Company's stockholders and the approval of the issuance of E.piphany common stock in the Merger by E.piphany's board, Sub was merged with and into the Company (the "Merger"). As a result of the Merger, the Company became a wholly-owned subsidiary of E.piphany. The Merger was intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and was intended to be accounted for as a purchase transaction.

     Under the terms of the Merger, 3,076,830 shares of E.piphany common stock were exchanged for all outstanding shares of RightPoint stock and 477,710 shares of E.piphany common stock were set aside as a reserve for the assumption of RightPoint options and warrants. Each share of RightPoint stock issued and outstanding immediately prior to the closing of the merger was cancelled and converted automatically into a number of shares of E.piphany common stock computed in accordance with the Reorganization Agreement.

     The Reorganization Agreement provided that at the closing of the merger each issued and outstanding option or right to purchase RightPoint stock, whether or not exercisable, were assumed by E.piphany. Each stock option continued to have the same terms and conditions as it had immediately prior to the closing of the merger, except that the number of shares of E.piphany common stock into which it was exercisable and its exercise price were adjusted according to the same manner as the conversion of RightPoint stock into E.piphany common stock.

     In connection with the Merger, fifteen percent (15%) of the number of shares of the Company's common stock issuable in respect of the RightPoint stock at the closing of the Merger were placed in escrow with U.S. Bank Trust, N.A. Subject to resolution of unsatisfied claims by E.piphany, on January 4, 2001, the escrow fund will be reduced to an amount equal to 10% of the merger consideration, with the balance of the shares distributed to the former stockholders of RightPoint. Subject to any unresolved claims, the escrow fund and the indemnity will terminate on July 4, 2001, and the remaining shares distributed to the former stockholders of RightPoint. Each RightPoint stockholder was deemed to have contributed into the escrow fund in proportion to the aggregate number of shares of the Company common stock that such stockholder would otherwise have been entitled under the Reorganization Agreement. The escrow fund will be available to compensate the Company for any losses as a result of any inaccuracy in the representations or warranties of RightPoint contained in the Reorganization Agreement or any failure to comply with any covenant contained in the Reorganization Agreement.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  FINANCIAL STATEMENTS

     The financial statements required by paragraph (a) of Item 7 are filed as
Exhibit 99.2 to this Form 8-K and hereby incorporated by reference into the text of this Form 8-K.

     (b)  PRO FORMA FINANCIAL INFORMATION

     The pro forma financial information required by paragraph (b) of Item 7 are filed as Exhibit 99.1 to this Form 8-K and hereby incorporated by reference into the text of this Form 8-K.

     (c)  EXHIBITS.

          2.1* Agreement and Plan of Merger and Reorganization, dated November 15, 1999, by and among E.piphany, Inc., Yosemite Acquisition Corporation and RightPoint
                  Software, Inc.

         23.1     Consent of KPMG, LLP, Independent Accountants

         99.1     E.piphany, Inc.'s Pro Forma Financial Statements

         99.2     RightPoint Software, Inc.'s Financial Statements

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 * Previously filed as an exhibit to Registrant's Registration Statement on
   Form S-4 (File No. 333-92013), declared effective on December 3, 1999, and incorporated herein by reference.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       E.PIPHANY, INC.

                                       /s/ KEVIN J. YEAMAN
                                       --------------------------------------
                                       Kevin J. Yeaman
                                       Chief Financial Officer

                                       Date:  January 19, 2000

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


                                 E.PIPHANY, INC.

                           CURRENT REPORT ON FORM 8-K

                                INDEX TO EXHIBITS


Exhibit No.                      Description
-----------                      -----------
   2.1*        Agreement and Plan of Merger and Reorganization,
               dated November 15, 1999, by and among E.piphany,
               Inc., Yosemite Acquisition Corporation and RightPoint
               Software, Inc.

  23.1         Consent of KPMG, LLP, Independent Accountants

  99.1         E.piphany, Inc.'s Pro Forma Financial Statements

  99.2         RightPoint Software, Inc.'s Financial Statements

-----------
 * Previously filed as an exhibit to Registrant's Registration Statement on Form S-4 (File No. 333-92013), declared effective on December 3, 1999, and incorporated herein by reference.


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